Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of [•], 2023 (this “Agreement”), is by and between LICT Corporation, a Delaware corporation (“LICT”), and MachTen, Inc., a Delaware corporation (“MAC”).

WHEREAS, LICT currently owns all of the issued and outstanding shares of common stock, par value $0.001 per share, of MAC (“MAC Common Stock”);

WHEREAS, pursuant to the Separation and Distribution Agreement, dated as of [•], 2023, by and between LICT and MAC, LICT will distribute 81% of the issued and outstanding shares of MAC Common Stock to holders of shares of LICT common stock, on a pro rata basis (the “Distribution”);

WHEREAS, in connection with the Distribution, MAC will register shares of MAC Common Stock under the Securities Exchange Act of 1934, as amended, on a registration statement on Form 10;

WHEREAS, LICT intends to dispose of all of MAC Common Stock that it retains after the Distribution (the “Retained Shares”) through distributions to LICT stockholders as dividends or in one or more public or private sale transactions (including potentially through secondary transactions), taking into account market and general economic conditions and sound business judgment, but in no event later than five years after the Distribution;

WHEREAS, LICT and MAC intend that the Distribution qualifies for the Tax-Free Status (as defined in the Tax Indemnity and Sharing Agreement, dated as of [•], 2023, entered into by LICT and MAC); and

WHEREAS, LICT desires to grant to MAC a proxy to vote the Retained Shares in proportion to the votes cast by MAC’s other stockholders, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Agreement to Vote MAC Common Stock. From the date of the Distribution until the date that the LICT Group (as defined below) ceases to own any Retained Shares, LICT shall, and shall cause each member of the LICT Group to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every MAC stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of MAC Common Stock on such matter. For purpose of this Agreement, “LICT Group” means LICT and any direct or indirect subsidiary of LICT.

2.  Irrevocable Proxy. From the date of the Distribution until the date that the LICT Group ceases to own any Retained Shares, LICT hereby grants, and shall cause each member of the LICT Group (in each case, to the extent that they own any Retained Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to MAC or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned by them, in proportion to the votes cast by the other holders of MAC Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any direct or indirect transfer, sale, assignment or other disposition (a “Sale”) of such Retained Share from a member of the LICT Group to a Person other than a member of the LICT Group and (ii) nothing in this Section 2 shall limit or prohibit any such Sale. LICT affirms that the irrevocable proxy set forth herein will be given to secure the performance of the duties of the LICT Group under this Section 2. LICT shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy.

3.  Nature of Irrevocable Proxy. Any proxy granted pursuant to Section 2 shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by LICT. LICT acknowledges and agrees (on behalf of itself and each member of the LICT Group) that MAC will be irreparably damaged in the event any of the provisions of Sections 1 and 2 are not performed by LICT in accordance with their terms or are otherwise breached. Accordingly, it is agreed that MAC shall be entitled to an injunction to prevent breaches of Sections 1 and 2 and to specific enforcement of the provisions of Sections 1 and 2 in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action

4.  Further Actions. Each of the parties hereto agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement and facilitate the intended Tax-Free Status of the Distribution.

5.  Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

6.  Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to LICT, to:

LICT Corporation

401 Theodore Fremd Avenue

Rye, NY 10580

Telecopy: (914) 921-6410

Telephone: (914) 921-8821

Attn: Steven Moore

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Elizabeth R. Gonzalez-Sussman, Esq.

Telephone: (212) 451-2206

Facsimile: (212) 451-2222

Email: egonzalez@olshanlaw.com

If to MAC, to:

MachTen, Inc.

1516 Barlow Street, Suite D

Traverse City, MI 49686

Telephone: (855) 642-4227

Attn: Steven Moore or Daniel Miller

7.  Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

8.  Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

9.  No Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any employee, creditor or other third party, except as may be expressly set forth herein.

10.  Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. Any such conveyance, assignment or transfer without the express written consent of the other party shall be void ab initio. No assignment of this Agreement or any rights hereunder shall relieve the assigning party of its obligations hereunder. Any successor by merger to a party to this Agreement shall be substituted for such party as a party to this Agreement, and all obligations, duties and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.

11.  Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any references to the masculine gender of any pronoun shall be deemed to include references to the feminine and gender neutral form of such pronoun. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

12.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

13.  Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

14.  Arbitration. Any dispute with respect to this Agreement or any Transaction Document shall be arbitrated in Westchester County, NY, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. There will be a single neutral arbitrator selected who resides in Westchester County, NY. The American Arbitration Association will provide a list of five (5) neutral arbitrators. The claimant and respondent will take turns, with the respondent going first, striking one name at a time from the list of five neutral arbitrators. Each party will have no more than twenty-four (24) hours to take its turn striking a name of a neutral arbitrator. The final remaining arbitrator will serve as the neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitrator’s award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement or any Ancillary Agreement, seek from any New York court having jurisdiction, any interim or provisional relief that is necessary to protect the rights and/or property of that party, pending the determination of the arbitrator.

15.  Counterparts. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, LICT and MAC have caused this Agreement to be duly executed and delivered as of the first date written above.

LICT CORPORATION

By:
Name:
Title:

MACHTEN, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

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